UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

IMA Tech

(Exact name of registrant as specified in its charter)

WY	61-2081994
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Liliia Havrykh

34 N Franklin Ave 687

Pinedale, WY 82941, United States

+ 12294614110

ceo@ima.gg

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ( )

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. (X)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

Securities Act registration statement file number to which this form relates: 333-273283

Securities to be registered pursuant to Section 12(g) of the Act: Common Shares, par value US$0.001 per share

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the Common Shares to be registered hereunder is contained in the section entitled “Description of Registrant’s Securities” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-273283), as amended, originally filed with the Securities and Exchange Commission on July 17, 2023 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

ITEM 2. EXHIBITS.

The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Description of Exhibit

3.1 Articles of Incorporation of IMA Tech Inc. dated March 29, 2023

3.2 Bylaws dated March 29, 2023

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IMA Tech

By /s/ Liliia Havrykh

Chief Executive Officer/Director

(Principle Executive Officer)

Date: October 4, 2024